UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): May 8, 2023
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2023, Abhinav Dhar, Executive Vice President, Chief Information & Technology Officer, notified TransUnion (the “Company”) that he intends to resign from the Company to pursue other opportunities. Beginning on July 1, 2023, Mr. Dhar will no longer serve as Chief Information & Technology Officer and will take on the role of Strategic Advisor, providing specified transition services and reporting to the Company’s President and Chief Executive Officer, through September 1, 2023, on which date he will resign from the Company. Mr. Dhar will continue to serve as a non-independent director of TransUnion CIBIL Limited, a subsidiary of the Company.

In accordance with the Company’s succession plans, Mr. Venkat Achanta’s, Executive Vice President, Chief Data & Analytics Officer, role will be expanded to include Mr. Dhar’s responsibilities, effective as of July 1, 2023. Mr. Achanta has served as Executive Vice President, Chief Data & Analytics Officer of TransUnion since February 2022, following the completion of TransUnion’s acquisition of Neustar, Inc. in December 2021. He previously served as Executive Vice President and Chief Data & Technology Officer of Neustar, where he led data science, data strategy and technology teams across Neustar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: May 11, 2023	By:	/s/ Todd M. Cello
	Name:	Todd M. Cello
	Title:	Executive Vice President, Chief Financial Officer